UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 26, 2010

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Boeing Company (the “Company”) held its Annual Meeting of Shareholders on April 26, 2010. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	John H. Biggs	528,524,009	14,785,897	5,669,531	88,629,987
	John E. Bryson	502,188,759	41,202,274	5,588,404	88,629,987
	David L. Calhoun	530,298,713	13,042,613	5,638,111	88,629,987
	Arthur D. Collins, Jr.	532,513,836	10,630,203	5,835,399	88,629,987
	Linda Z. Cook	532,784,359	10,669,149	5,525,930	88,629,987
	William M. Daley	527,255,137	15,946,509	5,777,792	88,629,987
	Kenneth M. Duberstein	519,527,050	23,914,731	5,537,657	88,629,987
	Edmund P. Giambastiani, Jr.	533,303,349	10,112,912	5,563,177	88,629,987
	John F. McDonnell	524,241,603	20,327,040	4,410,794	88,629,987
	W. James McNerney, Jr.	522,810,693	21,759,567	4,409,177	88,629,987
	Susan C. Schwab	532,386,812	11,451,843	5,140,783	88,629,987
	Mike S. Zafirovski	531,229,514	11,835,626	5,914,298	88,629,987

		Votes For	Votes Against	Abstentions
2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2010	622,575,659	10,653,009	4,380,756

		Votes For	Votes Against	Abstentions	Broker Non- Votes
3.	Shareholder proposal relating to ethical criteria for military contracts	30,745,487	438,004,351	80,229,599	88,629,987

		Votes For	Votes Against	Abstentions	Broker Non- Votes
4.	Shareholder proposal relating to shareholder advisory vote on named executive officer compensation	172,351,852	359,637,490	16,990,097	88,629,987

		Votes For	Votes Against	Abstentions	Broker Non- Votes
5.	Shareholder proposal relating to change in ownership threshold to call special meetings	168,004,752	373,708,561	7,266,125	88,629,987

		Votes For	Votes Against	Abstentions	Broker Non- Votes
6.	Shareholder proposal relating to independent chairman	157,093,138	382,180,518	9,705,782	88,629,987

		Votes For	Votes Against	Abstentions	Broker Non- Votes
7.	Shareholder proposal relating to report on political contributions	111,585,267	356,346,966	81,047,205	88,629,987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: April 28, 2010